OFFICE LEASE

This lease, made this 8th day of May 1995 between Five K Investments herein called "Landlord" and Antennas America, Inc., therein called "Tenant".

1. PREMISES
(a) Landlord hereby leases to Tenant and Tenant hereby rents from Landlord that certain office space therein called the "Premises" shown on Exhibit "A" attached hereto and by this reference made a part hereof. For the purposes of this lease it is agreed that the premises have a useable area of 5,918 square feet on the 1st floor of that certain building commonly known as 4960 Robb Street, Suite 101, Wheat Ridge, Colorado 80033 therein called "Building".
(b) Rentable Area Defined. The term "net rentable area" as used herein shall be the sum of the Tenant's useable area plus the Tenant's pro rate share of all common and public areas.
     (1) Common Areas are those areas of the Building available for use by all tenants and users of the Building. This includes the lobby areas, the fire exit corridors, restrooms and service/mechanical closets.
     (2) Public Areas are those public corridors that may he created from time to time to specifically service one or several tenants. These areas will be allocated to those tenants being serviced by these areas, based upon each tenant's rentable area. Public areas will be added to the tenant's usable area (1)(b)(6) below.
     (3) Adjustment Factor. The Building contains 2,288 square feet of common area which will be allocated to each tenant on a pro rate basis. This area adjustment factor is 0.
     (4) Net Rentable Area Calculations. The Tenant is leasing 5,918 square teat of useable area plus 0 square feet of common area. The NET RENTABLE AREA for the Tenant is 0 square feat. All rent calculations and prorations are based upon the net rentable area assigned to this Tenant.
     (5) Pro Rate Area. The Building contains 18,104 square feat of rentable area. The Tenant has leased 5,918 square feet of rentable area which is 3.6 per cent of the Building's rentable area. For the purposes of future proration calculations, the Tenant's pro rate share of the structure is 3.6 per cent.
     (6) Useable Area shall be defined as meaning from the inside of the window line to the center line of the opposite wall. The other dimension is from the center line of demising walls to the center line of the opposite wall if it is a demising wall. If it is an exterior wall, the measurement will be to the inside of the window. The only deduction will be for floor penetrations. Support columns extending from the outside or inside walls into the demised area will be treated as support columns and included in the useable area.
2. TERM

     The term of this Lease shall be for two (2) years and five (5) months, commencing on the 15th day of December 1995, and ending on the 15th day of May 1998.
3. POSSESSION.
(a) If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant at the commencement of the term hereof, this lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in that event all rent shall be abated during the period between the commencement of said term end the time when Landlord delivers possession.
(b) In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Lease. Early possession shall not advance the termination date hereinabove provided.
4. BASE MONTHLY RENT
     Tenant agrees to pay Landlord as rental for the Premises, without prior notice or demand and without offset or credit, the sum of Five Thousand Four Hundred Twenty Four and 83/100 Dollars ($5,424,83 ) on or before the first day of the first full calender month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof, except that the first month's rent shall be paid upon the execution hereof. Rent for any period during the term hereof which is less than one (1) month shall be prorated based on a thirty
     (30) day month. All rentals payable hereunder shall be paid to Landlord in lawful money of the United States of America constituting legal tender at the time of payment, at the office of the Building, or to such other person at such other place as Landlord may from time to time designate in writing.

5. SECURITY DEPOSIT
     Tenant has deposited with Landlord the sum of Five Thousand Four Hundred Twenty-four and 83/100 Dollars ($5,424.83 ). Said sum (the "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore said deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Unless otherwise required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest, and upon such transfer and notification to Tenant thereof, Landlord shall have no further liability in connection with such deposit.

8. RENT ADJUSTMENTS
     It is the purpose of this lease to fix all operating expenses for the Landlord at 0 per square foot of rentable area herein called "Expense Stop"). At periodic rent adjustment dates, all operating expenses will be reviewed and, if appropriate, the amount of expenses in excess of the Expense Stop will he pro rated to the tenants of the Building. There are two components of the Expense Stop, one for the fixed expense of all real estate taxes and special assessments; the other is for all other operating expenses resulting from the operation and maintenance of the structure.
     December  Rent  and  Security  Deposit  are  due to Five K  Investments  on
     12-1-95.
     (a) [section deleted and initialed]


                                                                      [initials]

     (1) In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.
(o) Name. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by Tenant in the Premises.
(p) Separability. Any provision of this Lease which shall prove to he invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.
(q) Cumulative Remedies. No remedy or election hereunder shall he deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
(r) Choice of Law. This Lease shall be governed by the laws of the State in which the Building is located.
(s)  Tenant to accept space in "as is" condition.

     The parties hereto have executed this Lease at the place and on the dates specified immediately below their respective signatures.



                                             By: /s/ Randy Max
                                                --------------------------------
                                                Randy Max


                                             By: Antennas America, Inc.
                                                 -------------------------------
Address                                      Date 5/10/95
        ----------------------------------


                                             By: Five K Investment
                                                 -------------------------------


                                             By: /s/ Harold Kunz
                                                --------------------------------
                                                Harold Kunz, Owner

                                             Date: 5-8-95

If Tenant is a corporation, the authorized officers must sign on behalf of the corporation; in that event this Lease must be executed by the President or Vice-President and the Secretary of the Tenant, unless the by-laws or a resolution of the board of directors shall otherwise provide, in which event the by-laws or a certified copy of the resolution, as the case may be, must be furnished with this Lease. Also the appropriate corporate seal must be affixed if the Tenant is a corporation.



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